EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Globaltech Reports Second Quarter 2026 Revenue of $11.1 Million, Up 98% Year Over Year

Six-month revenue reaches $21.5 million as the addition of 123 Investments Limited expands Globaltech’s operating base

RENO, Nev., August 28, 2026 — Globaltech Corporation (OTCQB: GLTK) (“Globaltech” or the “Company”), a publicly-traded technology platform company focused on building and scaling AI and Big Data businesses within real operating environments across telecommunications, retail commerce, financial, enterprise, and sports technology, today discussed its financial results for the three and six months ended June 30, 2026.

The Company’s common stock is temporarily trading under the symbol “GLTKD” following the effectiveness of its previously announced 1-for-3 reverse stock split.  The trading symbol is expected to revert to “GLTK” following a period of 20 trading days.

Results include 123 Investments Limited, which operates the Moda in Pelle footwear business. Globaltech acquired a 51% interest in 123 Investments Limited on December 15, 2025 and its results were not included in the comparable 2025 periods.

Second-Quarter and First-Half Highlights

•	Second-quarter net revenue increased 98% to $11.1 million, compared with $5.6 million for the second quarter of 2025.

•	Net revenue for the first six months increased 116% to $21.5 million, compared with $10.0 million in the prior-year period.

•	123 Investments Limited reported retail footwear revenue of approximately $5.2 million for the second quarter and $10.4 million for the first six months of 2026.

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Globaltech reported second-quarter consolidated net income of approximately $0.5 million, compared with a consolidated net loss of approximately $1.1 million in the prior-year quarter. Net income attributable to Globaltech common shareholders was approximately $0.2 million.

•	Second-quarter operating loss was approximately $3.8 million, compared with approximately $1.0 million in the prior-year quarter.

•	For the first six months of 2026, consolidated net loss was approximately $3.5 million, compared with approximately $2.2 million in the prior-year period.

Building a Larger Technology and Operating Platform

The December 2025 acquisition of 123 Investments Limited added an established UK premium retail business to Globaltech’s operating platform, expanding the real-world infrastructure through which the Company can build, test and scale technology, AI and data-driven solutions.

Moda in Pelle sells products through retail stores, department-store concessions, wholesale relationships, television and internet shopping channels, and its e-commerce platform. Management is focused on digital growth, customer engagement, disciplined inventory management, selective retail opportunities and capital-efficient international expansion.

123 Investments Limited recorded a loss of approximately $0.6 million for the first six months of 2026, which the Company believes is temporary and seasonal. Management remains focused on improving trading performance as the business moves through its seasonal cycle.

“The addition of 123 Investments Limited has created a larger and more diversified operating platform for Globaltech,” said Dan Green, Chief Executive Officer of Globaltech. “Our reported revenue nearly doubled during the second quarter, year-over-year, but we believe the broader opportunity is to continue building real operating businesses that can support and accelerate our AI, Big Data and technology strategy. We remain focused on disciplined execution, improving Moda in Pelle, expanding our broadband and technology offerings, managing costs and building more consistent recurring operating performance.”

Accounting Items Affecting the Quarter

Globaltech’s second-quarter net income included approximately $5.2 million of other income, including an approximately $2.9 million gain from the disposal of two 123 Investments Limited subsidiaries and approximately $1.8 million of dividend income.

On May 14, 2026, 123 Investments Limited sold MIP Trading 1975 Limited and MIP Employees 1975 Limited for nominal consideration. The transaction simplified the retail business’s operating structure and transferred entities carrying net liabilities to the purchaser, resulting in a substantially non-cash accounting gain of approximately $2.9 million despite nominal cash proceeds. The transaction did not represent the disposal of a major line of business or a significant strategic change, and that 123 Investments Limited retained the resources and infrastructure required to continue its footwear operations.

First-half results also included approximately $2.8 million of non-cash share-based consultancy expense related to 1,392,000 common shares issued for advisory services, including services related to the Company’s planned uplisting. Consultancy expense is the primary reason the first-half net loss increased from the prior-year period.

“Several accounting and non-operating items affected comparability during the second quarter and first half of the year,” said Muhammad Azhar Saeed, Chief Financial Officer of Globaltech. “We remain focused on clear disclosure, disciplined cost and cash management, and improving recurring operating performance.”

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Operating Priorities

Globaltech’s operating strategy is centered on strengthening its revenue-generating businesses while using those operating environments to support the development and commercialization of AI, Big Data and software opportunities. For the remainder of 2026, Globaltech intends to focus on:

•	Maintaining and expanding international voice-termination operations while continuing broadband and fiber-to-the-home network development using existing infrastructure and equipment;

•	Advancing and commercializing AI, Big Data and software solutions across the Company’s operating businesses and technology subsidiaries;

•	Improving the operating performance, digital reach and customer engagement of 123 Investments Limited and Moda in Pelle; and

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Managing costs, working capital and capital allocation while continuing to work toward a planned Nasdaq Capital Market listing, subject to market conditions, financing requirements and satisfaction of applicable listing standards.

Capital Markets Update

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Globaltech’s previously announced 1-for-3 reverse stock split has become effective. The Company’s common stock is temporarily trading under the symbol “GLTKD” and is expected to revert to its customary “GLTK” symbol following a period of 20 trading days.

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The reverse stock split forms part of the Company’s broader capital-markets initiatives as Globaltech continues to work toward a planned Nasdaq Capital Market listing, subject to market conditions, financing requirements and satisfaction of applicable listing standards.

Balance Sheet and Liquidity

As of June 30, 2026, Globaltech reported approximately $0.8 million of cash and cash equivalents and approximately $2.8 million of restricted cash.

The Company reported approximately $8.7 million of principal debt, including approximately $4.15 million of Term Finance Certificates that were in default (the Company is in discussions with TFC holders for rescheduling). Approximately $4.74 million of debt repayments are required during the following 12 months.

Selected Financial Results

Unaudited; amounts in U.S. dollars

Financial measure	Q2 2026	Q2 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net revenue	$11,115,971	$5,628,068	$21,540,981	$9,969,788
Operating loss	$(3,845,265)	$(957,947)	$(7,092,366)	$(1,901,619)
Other income, net	$5,186,995	$267,564	$5,270,582	$486,502
Net income (loss)	$534,403	$(1,121,670)	$(3,494,922)	$(2,246,875)
Income (loss) attributable to Globaltech common shareholders	$215,178	$(619,163)	$(1,904,988)	$(1,240,276)
Basic and diluted earnings (loss) per common share	$0.001	$(0.004)	$(0.013)	$(0.009)

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The full Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and related financial statements are available through the SEC and in the Investor section of Globaltech’s website at www.globaltechcorporation.com/investor.

About Globaltech Corporation

Globaltech Corporation (OTCQB: GLTKD; expected to revert to GLTK following the temporary post-reverse split trading period) is a publicly-traded technology platform company building AI and data companies inside real operating infrastructure. The Company combines revenue-generating businesses with AI and data platforms across telecommunications, retail commerce, financial technology, enterprise software, e-commerce and sports technology. Through its Center of Excellence, Globaltech seeks to identify, validate and scale technology opportunities using real customer environments, infrastructure and operating workflows. For more information, please visit www.globaltechcorporation.com.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (a) our strategic plans and treasury management initiatives; (b) the fact that substantially all of our debt is in default, our ability to extend or refinance such debt, our need for additional capital, the terms of such capital and the potential dilution to stockholders caused thereby, including through the issuance of additional shares of common stock or upon conversion of outstanding convertible notes; (c) changes in consumer preferences, purchasing behavior, competitive conditions, and industry trends; (d) macroeconomic, geopolitical, and financial market conditions, including inflation, interest rates, tariffs, and consumer spending levels; (e) disruptions to sourcing, manufacturing, supply chain, logistics, labor availability, and the cost or availability of raw materials and finished goods; (f) the Company's ability to successfully manage inventory, respond to changing fashion trends, maintain the strength of its brands, and execute its retail and growth strategies; (g) foreign currency exchange losses, fluctuations and translation risks related to our business in Pakistan and the United Kingdom; (h) the international economic environment, geopolitical developments and unexpected global events, including economic downturns in Pakistan, the United Kingdom and globally, changes in inflation and interest rates, tariffs, increased borrowing costs and potential declines in the availability of funding; (i) the greater political, legal and economic risks associated with operating in emerging markets as compared to more developed markets; (j) the unpredictability of our revenue performance, including because a significant majority of our customers have not entered into long-term fixed contracts with us; (k) our ability to compete in highly competitive markets, which we expect to become increasingly competitive, and our ability to expand our customer base and retain existing customers; (l) our ability to keep pace with technological changes and evolving industry standards; (m) cyber-attacks and other cybersecurity threats that may lead to compromised or inaccessible telecommunications, digital and financial services, leaks or unauthorized processing of confidential information, and the potential loss of customer confidence resulting therefrom; (n) the highly capital-intensive nature of the telecommunications industry and the substantial and ongoing capital expenditures required to operate and grow our business; (o) the terms of our interconnect agreements and our access to third-party-owned infrastructure and networks over which we have no direct control; (p) increases in license fees and our ability to obtain, maintain, renew or replace licenses, which may be suspended or revoked; (q) risks related to our ability to continue conducting our activities in a manner that does not cause us to be deemed an investment company under the Investment Company Act of 1940, as amended; (r) the loss of important intellectual property rights or third-party claims alleging infringement of intellectual property rights; (s) our substantial indebtedness and debt service obligations, which could materially decrease cash flow and adversely affect our business and financial condition; (t) our ability to maintain ownership and control of Worldcall Telecom Limited and 123 Investments Limited, as well as our status as a controlled company; (u) conflicts of interest; (v) our ability to comply with the extensive variety of laws and regulations applicable to our business and the uncertain judicial and regulatory environments in which we operate; (w) the fact that our operating subsidiaries, assets and certain of our officers and directors are located in Pakistan and the United Kingdom, which may affect shareholder rights, including the ability to enforce civil liabilities under U.S. securities laws; (x) the outcome of legal disputes, claims, investigations and litigation involving regulators, competitors and third parties; (y) risks relating to future divestitures, asset sales, joint ventures and acquisitions; (z) the absence of an active trading market for our common stock and the risk that such a market may not develop or be sustained; (aa) future operating results; (bb) our ability to uplist our common stock to Nasdaq, including the fact that we do not currently meet Nasdaq’s initial listing requirements, may not meet such requirements in the future, may not have our application to list our common stock on Nasdaq be approved on a timely basis, if at all; and (cc) other plans, objectives, expectations and intentions contained in this release that are not historical facts.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in Globaltech’s publicly filed reports, including, but not limited to, Globaltech’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, as applicable, and future Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. Globaltech cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to Globaltech or any person acting on behalf of Globaltech are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Globaltech’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Globaltech cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Globaltech undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Globaltech. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Company Contact

Dan Green

CEO, Globaltech Corporation

investors@GlobaltechCorporation.com

Toll Free: (888) 760-7067

USA: (775) 624-4817

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